                                                                    EXHIBIT 10.8



                         1995 STOCK PURCHASE AGREEMENT
                                    BETWEEN
                        VIAGRAFIX CORPORATION, PURCHASER
                                      AND
                         ROBERT WEBSTER, SHAREHOLDER OF
                    AMERICAN SMALL BUSINESS COMPUTERS, INC.


         THIS AGREEMENT, made and entered into at Pryor, Oklahoma, effective this 15th day of August, 1995, by and between VIAGRAFIX CORPORATION, an Oklahoma corporation, hereinafter referred to as ViaGrafix or Purchaser, first party, and ROBERT WEBSTER, of Pryor, Oklahoma, hereinafter referred to as Webster or Seller or Shareholder, second party, Selling Party;

         WITNESSETH:

1        ASSETS TO BE SOLD AND PURCHASED.

         1.1 All Capital Stock: Shareholder Webster represents that he is a shareholder of AMERICAN SMALL BUSINESS COMPUTERS, INC., an Oklahoma Corporation, hereinafter referred to as ASBC or the Company, and is the owner and holder of 1,422 shares of the fully paid and non assessable stock of ASBC, which are free and clear of any liens security interests or encumbrances.

         1.2 Real Estate: Also included in this sale is the following described real estate and premises situate in Mayes County, Oklahoma, described as follows, to-wit:

         A tract of land situated in Government Lot Numbered Three (3), in Section Five (5), Township Twenty (20) North, Range Nineteen (19) East of the Indian Base and Meridian, Mayes County, State of Oklahoma, more particularly described as follows, to-wit:

         Beginning at a point N 89degrees 54' 06" E a distance of 1940.62 feet and S 0degrees 05' 54" E a distance of 310.0 feet of the Northwest Corner of said Section 5; said point being on the southerly Right-of-Way of State Highway No. 69A; thence N 89degrees 54' 06" East and along said Right-of-Way, a distance of 320 feet; thence South 00degrees 05' 54" E a distance of 842.17 feet to a point on the Northerly Right-of-Way of the M.K.&T. Railroad Spur; thence N 59degrees 17' 28" W and along said Right-of-Way, a distance of 372.57 feet; thence N 00degrees 05' 54" W for a distance of 651.36 feet to the Point of Beginning, owned by the Seller, which constitutes the offices and production and shipping facility of ASBC, at 1 American Way, Pryor, Oklahoma, which is free and clear of all liens and encumbrances, except easements and restrictions of record, and to be transferred by Warranty Deed on the date of closing, executed by the Seller, and joined by his wife, which real estate and premises is valued by the parties at $1,121,332.

         1.3 Subject to the terms and conditions set forth in this agreement, on the closing date, Shareholder will transfer and convey the shares and real estate to the Buyer, and Buyer will acquire and purchase the shares and real estate from the Shareholder.

2        CONSIDERATION FOR PURCHASE.

         2.1 Total consideration for the purchase and sale of the stock and real estate shall be:

         Real Estate ONE MILLION ONE HUNDRED TWENTY ONE THOUSAND THREE HUNDRED THIRTY TWO DOLLARS ($1,121,332) plus a box of McDonalds Chocolaty Chip Cookies.

         ASBC 1422 shares Capital Stock, ONE MILLION NINE HUNDRED SEVENTY EIGHT THOUSAND SIX HUNDRED SEVENTY DOLLARS ($1,978,670).

totaling the sum of THREE MILLION ONE HUNDRED THOUSAND AND TWO DOLLARS ($3,100,002.00), payable in the following manner:

                 2.1.1 The sum of TWO HUNDRED TWO THOUSAND ONE HUNDRED SEVENTY FIVE & 91/100 DOLLARS ($202,175.91) shall be paid by Buyer to Seller on the closing date.

                 2.1.2 The balance of $2,897,826.09 shall be paid by Buyer's Promissory Note to Seller with interest at 7.5% per annum, payable in monthly installments over the next 5 years.

The parties acknowledge that the Corporation is creating indebtedness at this time to GeoCapital III, L.P. in a related transaction; payments under the GeoCapital Note, and the Note provided for by this agreement shall be due on the same date, and ViaGrafix shall treat both GeoCapital and Webster notes as equal in priority, and in making payments on same shall not discriminate in favor of either of the holders of said notes.

         2.2 As an express condition of this purchase, upon Buyer acquiring all of the issued and outstanding capital stock of ASBC, the Seller agrees to make an election under Internal Revenue Code Section 338(h)(10) and subject to the following:

                 2.2.1 Seller and Buyer agree that they will elect to treat the sale of the shares pursuant to this Agreement as a deemed taxable sale of all of the assets of ASBC pursuant to Section 338 (h) (10) of the Code (the "Election"). Seller and Buyer agree to take or cause to be taken all actions necessary to file, on a timely basis, the election prescribed pursuant to Treasury Regulation Section 1.338(h)(10)-1, and that they will take all steps necessary to obtain comparable treatment, where applicable, under state or local law. Seller and Buyer further agree that they will not take, or cause to be taken, any action in connection with the filing of any Return of ASBC which would be inconsistent with or prejudice the Election, and shall not make any inconsistent written or oral statements during the course of any Taxing Authority audit.

3        CLOSING DATE

         3.1     Closing date of this transaction shall be August 15, 1995.

4        REPRESENTATIONS AND WARRANTIES OF SELLERS

         In order to induce the Buyer to enter into this Agreement, Webster warrants and represents:

         4.1 Business; Organization, Corporate Power and Authority. ASBC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma.

         4.2 That it is the owner of the Shares transferred, and since acquiring said shares, there are no liens or encumbrances thereon.

         4.3 Material Contracts. Shareholder has disclosed to Buyer the existence of a Licensing Contract with Corel Corporation which has due to the Company a remaining unpaid balance of $250,000 which has been assigned by the corporation one half to Robert Webster, and one half to Bruce Taylor. Shareholder has disclosed to Buyer the assignment of 50,000 face value of GRDA municipal bonds to Robert Webster as of August 14, 1995. Buyer agrees to honor and comply with said assignments.

5        REPRESENTATIONS OF BUYER

         5.1 Buyer represents that this transaction, and all notes, security interests, mortgages, contracts, and other documents executed in connection herewith have been duly and properly authorized by corporate action of the Buyer, and such instruments and documents when duly executed and delivered shall be valid obligations of the Buyer, ViaGrafix Corporation.

6        SECURITIES REGISTRATION

         Each of the parties acknowledge and represent that the stock exchanged under this agreement is not registered under the Security Act of 1933, or the Oklahoma

Securities Act, and have been acquired by each of the parties with a view to investment. Each of the parties are knowledgeable and experienced in making of venture capital investments, and is able to bear the economic risk of loss of its investment in the respective companies, and have been granted the opportunity to make a thorough investigation of the affairs of the Company and has availed itself of such opportunity to the extent deemed necessary. That each of the parties are "accredited investors" as defined in Rule 501 of Regulation D under the Securities Act.

7        BINDING UPON HEIRS AND ASSIGNS.

         4.1 This agreement shall be binding upon the parties, and their heirs, executors, personal representatives, trustees, successors, and assigns, and the terms hereof shall survive the closing.

         IN WITNESS WHEREOF, the parties have caused this agreement to be executed in duplicate originals at Pryor, Oklahoma, on this 15th day of August, 1995.


Buyer:                                    Seller:

ViaGrafix Corporation

/s/ MIKE WEBSTER                          /s/ ROBERT WEBSTER
--------------------------------          -----------------------------
Mike Webster, President                   Robert Webster



The undersigned shareholders of ViaGrafix Corporation, do hereby ratify and approve the foregoing agreement, this 15th day of August, 1995.

GeoCapital III, L.P.
By: Geocapital Management, L.P.



By:

/s/ LAWRENCE W. LEPARD
-----------------------------------
Larry Lepard General Partner

/s/ ROBERT WEBSTER
-----------------------------------
Robert Webster

/s/ MIKE WEBSTER
-----------------------------------
Mike Webster

                                PROMISSORY NOTE

$2,897,826.09                                                   Pryor, Oklahoma
                                                          Date: August 15, 1995

     FOR VALUE RECEIVED, VIAGRAFIX CORPORATION, an Oklahoma corporation, the undersigned (jointly and severally if more than one) do hereby promise to pay to the order of ROBERT WEBSTER, the principal sum of TWO MILLION EIGHT HUNDRED NINETY SEVEN THOUSAND EIGHT HUNDRED TWENTY SIX & 09/100 DOLLARS ($2,897,826.09) plus interest thereon from date to maturity or default at the ANNUAL PERCENTAGE RATE of SEVEN AND ONE HALF (7.5%) per annum, until paid, interest to be compounded monthly and to become principal if not paid when due.

     Such indebtedness shall be payable at the residence or place of business of the holder which shall be designated from time to time, and shall be paid in 60 consecutive monthly payments of FIFTY EIGHT THOUSAND SIXTY SIX & 49/100 DOLLARS ($58,066.49) per month, beginning on or before the 15th day of September, 1995, and on the same date each month thereafter, except that the entire balance of principal and interest shall be payable in full on or before the 15th day of August, 2000.

     The maker hereof may prepay in whole or in part, any part of the principal sum due hereunder, at any time, without penalty, with interest calculated to the date of payment only.

     The makers and endorsers of this severally waive demand, protest, and notice of demand, protest and nonpayment. The maker agrees to pay the holder a "late charge" of $10 for any payment which is delinquent more than ten (10) days from the due date.

     In the event of any default in the terms of this note results in the placing of this note in the hands of an attorney for collection, the makers and endorsers agree to pay a reasonable attorney fee, and all costs of collection. A waiver of any breach of this note shall not be constituted to be a waiver of any subsequent breach.


Attest:                                           ViaGrafix Corporation
(corp seal)

By: /s/ ROBERT WEBSTER                            /s/ MIKE WEBSTER
   ---------------------------                    --------------------------
   Robert Webster, Secretary                      Mike Webster, President

                                 PURCHASE MONEY
                              REAL ESTATE MORTGAGE

KNOW ALL MEN BY THESE PRESENTS:

     That VIAGRAFIX CORPORATION, an Oklahoma Corporation, hereinafter called Mortgagor, whether one or more, has mortgaged, and hereby mortgages, to ROBERT WEBSTER, of Pryor, Oklahoma, hereinafter called Mortgagee, whether one or more, the following described real estate and premises, situate in Mayes County, State of Oklahoma, to-wit:

         A tract of land situated in Government Lot Numbered Three (3), in Section Five (5), Township Twenty (20) North, Range Nineteen (19)
         East of the Indian Base and Meridian, Mayes County, State of Oklahoma, more particularly described as follows, to-wit:

         Beginning at a point N 89 degrees 54'06" E a distance of 1940.62 feet and S 0 degrees 05'54" E a distance of 310.0 feet of the Northwest Comer of said Section 5; said point being on the southerly Right-of-Way of State Highway No. 69A; thence N 89 degrees 54'06" East and along said Right-of-Way, a distance of 320 feet; thence South 00 degrees 05'54" E a distance of 842.17 feet to a point on the Northerly Right-of-Way of the M.K.&T. Railroad Spur; thence N 59 degrees 17'28" W and along said Right-of-Way, a distance of 372.57 feet; thence N 00 degrees 05'54" W for a distance of 651.36 feet to the Point of Beginning, with all the improvements thereon and appurtenances thereunto belonging and warrant the title to the same.

         This mortgage is given to secure the payment of the principal sum of TWO MILLION EIGHT HUNDRED NINETY SEVEN THOUSAND EIGHT HUNDRED TWENTY SIX AND 09/100 DOLLARS ($2,897,826.09), and interest thereon, according to the terms of certain promissory note or notes and Stock Purchase Agreements of even date herewith, signed by the mortgagor, the final payment thereon being due 60 MONTHS FROM DATE.

     The mortgagor further agrees to maintain insurance acceptable to, and for the benefit of the mortgagee, upon any buildings on said premises in an amount not less than the 80% FAIR MARKET VALUE of such buildings. The mortgagor further agrees to pay all taxes and assessments or other liens, and shall have a lien secured hereby for the amount thereof with interest thereupon at the rate provided in said note upon default.

     In event the mortgagor defaults in the payment of said indebtedness, or fails to perform the other covenants and agreements hereof, the mortgagee may foreclose this mortgage, as provided by law; and as often as any proceedings may be taken to foreclose this mortgage, the mortgagor agrees to pay to the mortgage a reasonable amount as attorney fees, in addition to other sums due, which shall be a further lien secured hereby. Upon the due payment of said indebtedness and the performance of other covenants and agreements hereof by the mortgagor, this mortgage shall become null and void.

     The mortgagor, in event of a foreclosure hereunder, hereby waives appraisement of said premises, or not, at the option of the mortgagee to be declared when the petition to foreclose is filed.

     If all or any part of the property above described or an interest therein is sold or transferred by mortgagor without mortgagee's prior written consent, Mortgagee may, at mortgagee's option, declare all the sums secured by this Mortgage to be immediately due and payable. Mortgagee shall have waived such option to accelerate if, prior to the sale or transfer, Mortgagee and the person to whom the property is to be sold or transferred reach an agreement in writing that the credit of such person is satisfactory to Mortgage and that the interest payable on the sums secured by the Mortgage shall be at such rate as Mortgagee shall request. If Mortgagee has waived the option to accelerate provided in this paragraph, and if Mortgagor's successor in interest has executed a written assumption agreement accepted in writing by Mortgagee, Mortgagee shall release Mortgagor from all obligations under this Mortgage and the Note.

         SIGNED AND DELIVERED this 15th day of August, 1995.

Attest:                                       VIAGRAFIX CORPORATION
(Corp Seal)

                                              By: /s/ MIKE WEBSTER
/s/ ROBERT WEBSTER                                ---------------------------
-----------------------------------                   Mike Webster, President
Robert Webster, Secretary




STATE OF OKLAHOMA             )
                              ) ss: ACKNOWLEDGMENT
COUNTY OF MAYES               )

     Before me, the undersigned, a Notary Public in and for said County and State, on this 15th day of August, 1995, personally appeared Mike Webster, President of ViaGrafix Corporation, an Oklahoma corporation, to me known to be the identical person who executed the within and foregoing instrument and acknowledged to me that he executed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

         Given under my hand and seal the day and year last above written.


                                                 /s/ BOBBIE REYNOLDS
                                                -------------------------------
My Commission Expires:  4-18-99                                   Notary Public